Exhibit 23.1

Consent of Grant Thornton LLP

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated October 31, 2002 accompanying the consolidated financial statements included in the Annual Report of Technical Communications Corporation on Form 10-KSB for the year ended September 28, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statements pertaining to the Technical Communications Corporation 2001 Stock Option Plan (Form S-8 No. 333-76102) and the 1995 Employee Stock Purchase Plan (Form S-8 No. 33-34443).

/s/    GRANT THORNTON LLP

Boston, Massachusetts
December 27, 2002